                                                                  EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                        2525 WEST END AVENUE, SUITE 1200
                           NASHVILLE, TENNESSEE 37203
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (615) 341-3926
            (Name, address and telephone number of Agent for Service)

                      HEALTHCARE REALTY TRUST INCORPORATED
               (Exact Name of Obligor as Specified in its Charter)

                                    MARYLAND
         (State or other jurisdiction of Incorporation or Organization)

                                   62-1507028
                      (I.R.S. Employer Identification No.)

                         3310 WEST END AVENUE, SUITE 700
                              NASHVILLE, TENNESSEE
                    (Address of Principal Executive Offices)

                                      37203
                                   (Zip Code)

                          5.125% Senior Notes due 2014
                         (Title of Indenture Securities)

1. GENERAL INFORMATION.

FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

                  Comptroller of the Currency
                  United States Department of the Treasury
                  Washington, D.C. 20219

                  Federal Reserve Bank
                  Richmond, Virginia 23219

                  Federal Deposit Insurance Corporation
                  Washington, D.C. 20429

         B)       WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Yes.

2. AFFILIATIONS WITH OBLIGOR.

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  None.

3. VOTING SECURITIES OF THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE
TRUSTEE:

                  Not applicable - see answer to Item 13.

4. TRUSTEESHIPS UNDER OTHER INDENTURES.

IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

                  Not applicable - see answer to Item 13.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

                  Not applicable - see answer to Item 13.

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

                  Not applicable - see answer to Item 13.

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

                  Not applicable - see answer to Item 13.

8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                  Not applicable - see answer to Item 13.

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to Item 13.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE
(1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

                  Not applicable - see answer to Item 13.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to Item 13.

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                  Not applicable - see answer to Item 13.

13. DEFAULTS BY THE OBLIGOR.

         A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  No default.

         B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  No defaults.

14. AFFILIATIONS WITH THE UNDERWRITERS.

IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

                  The trustee and the underwriter are both wholly-owned subsidiaries of Wachovia Corporation.

15. FOREIGN TRUSTEE.

IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

                  Not applicable - trustee is a national banking association organized under the laws of the United States.

16. LIST OF EXHIBITS.

LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         _ 1. Copy of Articles of Association of the trustee as now in effect.*

         _ 2. Copy of the Certificate of the Comptroller of the Currency dated March 27, 2002, evidencing the authority of the trustee to transact business.*

         _ 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated March 27, 2002.*

         _ 4. Copy of existing by-laws of the trustee.**

         _ 5. Copy of each indenture referred to in Item 4, if the obligor is in default.

              Not Applicable.

         X 6. Consent of the trustee required by Section 321(b) of the Act.

         X 7. Copy of report of condition of the trustee at the close of business on March 31, 2003, published pursuant to the requirements of its supervising authority.

         _ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

              Not Applicable

         _ 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.

              Not Applicable

------------------------


    *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-86036) and is incorporated by reference herein.

    **Previously filed with the Securities and Exchange Commission on May 13, 2003 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-105207) and is incorporated by reference herein.


                                      NOTE
         The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and the State of Tennessee, on the 29th day of March, 2004.



                                             Wachovia Bank, National Association



                                             By: /s/ Greta Wright
                                                --------------------------------
                                                      Greta Wright
                                                      Vice President

EXHIBIT T-6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Healthcare Realty Trust 5.125% Senior Notes due 2014, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                            WACHOVIA BANK, NATIONAL ASSOCIATION



                                            By: /s/ Greta Wright
                                               ------------------------------
                                                     Greta Wright
                                                     Vice President


Nashville, Tennessee

March 29, 2004

EXHIBIT T-7

                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on December 31, 2003, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                       Dollar Amounts in Thousands    RCFD   Bil     Mil   THOU
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)....................................      0081           12,097,000 1.a.
    b. Interest-bearing balances(2).............................................................      0071              700,000 1.b.
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B,
       column A.................................................................................      1754                    0 2.a.
    b. Available-for-sale securities (from Schedule RC-B,
        column D)...............................................................................      1773           97,451,000 2.b.
3.  Federal funds sold and securities purchased under
     agreements to resell:......................................................................
    a. Federal funds sold in domestic offices.............................................    RCON    B987              464,000 3.a.
    b. Securities purchased under agreements to resell(3).................................    RCFD    B989            4,667,000 3.b.
4.  Loans and lease financing receivables (from
      Schedule RC-C):                                                                                 RCFD
    a. Loans and leases held for sale.............................................................    5369           13,152,000 4.a.
    b. Loans and leases, net of unearned income...................................................    B528          162,748,000 4.b.
    c. LESS: Allowance for loan and lease losses..................................................    3123            2,434,000 4.c.
    d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c)......................................................................    B529          160,350,000 4.d.
5.  Trading assets (from Schedule RC-D)...........................................................    3545           24,824,000 5.
6.  Premises and fixed assets (including capitalized leases)......................................    2145            3,748,000 6.
7.  Other real estate owned (from Schedule RC-M)..................................................    2150              142,000 7.
8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...............................................................    2130              866,000 8.
9.  Customers' liability to this bank on acceptances
     outstanding..................................................................................    2155              854,000 9.
10. Intangible assets:
    a. Goodwill...................................................................................    3163           9,538,000 10.a.
    b. Other intangible assets (from Schedule RC-M)...............................................    0426           1,537,000 10.b.
11. Other assets (from Schedule RC-F).............................................................    2160          23,151,000 11.
12. Total assets (sum of items 1 through 11)......................................................    2170         353,541,000 12.

-----------------
(1)      Includes cash items in process of collection and unposted debits.

(2)      Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

                                                                      FFIEC 031
                                                                       Page RC-2

Schedule RC - Continued                                                       13

                                                                       Dollar Amounts in Thousands        Bil     Mil   THOU
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A                                                 RCON
       and C from Schedule RC-E, part I)..........................................................     2200     211,576,000 13.a.
       (1) Noninterest-bearing(1)..........................................................   RCON     6631      14,797,000 13.a.(1)
       (2) Interest-bearing................................................................   RCON     6636     196,779,000 13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,                                            RCFN
       and IBFs (from Schedule RC-E, part II).....................................................     2200      14,252,000 13.b.
       (1) Noninterest-bearing.............................................................   RCFN     6631          49,000 13.b.(1)
       (2) Interest-bearing................................................................   RCFN     6636      14,203,000 13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase
    a. Federal funds purchased in domestic offices(2)......................................   RCON     B993       4,363,000 14.a.
    b. Securities sold under agreements to repurchase(3)...................................   RCFD     B995      24,808,000 14.b.
15. Trading liabilities (from Schedule RC-D)...............................................   RCFD     3548      15,073,000 15.
16. Other borrowed money (includes mortgage indebtedness and                                           RCFD
    obligations under capitalized leases)(from Schedule RC-M).....................................     3190      29,254,000 16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding......................................     2920         876,000 18.
19. Subordinated notes and debentures(4)..........................................................     3200       8,549,000 19.
20. Other liabilities (from Schedule RC-G)........................................................     2930      12,100,000 20.
21. Total liabilities (sum of items 13 through 20)................................................     2948     320,851,000 21.
22. Minority interest in consolidated subsidiaries................................................     3000       2,301,000 22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................................................     3838               0 23.
24. Common stock..................................................................................     3230         455,000 24.
25. Surplus (exclude all surplus related to preferred stock)......................................     3839      24,216,000 25.
26. a. Retained earnings..........................................................................     3632       4,415,000 26.a.
    b. Accumulated other comprehensive income(5)..................................................     B530       1,303,000 25.b.
27. Other equity capital components(6)............................................................     A130               0 27.
28. Total equity capital (sum of items 23 though 27)..............................................     3210      30,389,000 28.
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22 and 28)..................................................................     3300     353,541,000 29.

Memorandum
To be reported with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent                          RCFD   Number
     external auditors as of any date during 2002...........................................................      6724      N/A M.1.

1 = Independent audit of the bank conducted in accordance                4 = Director's examination of the bank conducted in
    with generally accepted auditing standards by a                          accordance with generally accepted auditing
    certified public accounting firm which submits a                         standards by a certified public accounting firm
    report on the bank                                                       (may be required by state chartering authority)

2 = Independent audit of the bank's parent holding                       5 = Director's examination of the bank performed by other
    company conducted in accordance with generally                           external auditors (may be required by state chartering
    accepted auditing standards by a certified public                        authority)
    accounting firm which submits a report on the
    consolidated holding company (but not on the bank                    6 = Review of the bank's financial statements by external
    separately)                                                              auditors

3 = Attestation on bank management's assertion on the                    7 = Compilation of the bank's financial statements by
    effectiveness of the bank's internal control over                        external auditors
    financial reporting by a certified public accounting
    firm                                                                 8 = Other audit procedures (excluding tax preparation work)

                                                                         9 = No external audit work

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)      Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)      Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses).

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.